                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) or 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                              NPS PHARMACEUTICALS, INC.
                           ---------------------------------
                             (Exact name of registrant as
                              specified in its charter)


             DELAWARE                                      87-0439579
         -----------------------------------------------------------------
         (State of incorporation or                   (I.R.S. Employer
              organization)                            Identification No.)


                   420 Chipeta Way, Salt Lake City, Utah      84108-1256
              --------------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:  None

                                            Name of each exchange on
         Title of each class to             which each class is to be
         be so registered                   registered
         ----------------------             -------------------------

             Not applicable                          Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                            Preferred Share Purchase Rights
                        ---------------------------------------
                                   (Title of class)

Item 1.  Description of Registrant's Securities
         to be Registered.
         --------------------------------------

    A description of the Preferred Share Purchase Rights to be registered hereunder is contained in Item 5 of the Registrant's Form 8-K Current Report filed with the Securities and Exchange Commission on December 19, 1996 and is incorporated herein by reference.

Item 2.  Exhibits.
         --------
    Exhibit
    Number              Description
    -------             -----------

    4.1* Rights Agreement, dated as of December 4, 1996, between NPS Pharmaceuticals, Inc. and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock.



-----------------------
* Incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K Current Report, filed with the Securities and Exchange Commission on December 19, 1996.


                                        2.

                                      SIGNATURE
                                      ---------

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  NPS PHARMACEUTICALS, INC..
                                  (Registrant)


Date: December 30, 1996           By:  /S/
                                     ---------------------------
                                        James U. Jensen
                                        Vice President


                                        3.

                                  INDEX TO EXHIBITS
                                  -----------------


Exhibit                                             Sequentially
  No.                  Description                 Numbered Page
-------                -----------                 --------------

4.1* Rights Agreement, dated as of December 4, 1996, between NPS Pharmaceuticals, Inc. and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock.



-----------------------
* Incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K Current Report, filed with the Securities and Exchange Commission on December 19, 1996.